Exhibit 10.1

Loan Repayment Deed

BETWEEN CELLABS PTY LTD

(LENDER)

AND

SPECIAL PHAGE HOLDINGS PTY LTD

(BORROWER)

AND

AMPLIPHI BIOSCIENCES CORPORATION

(PAYER)

MILLS OAKLEY LAWYERS
Level 6, 530 Collins Street
MELBOURNE VIC 3000
Telephone: 03 9670 9111
Facsimile: 03 9605 0933
DX 558, MELBOURNE
www.millsoakley.com.au
Ref: 5188476

Loan Repayment Deed

Parties

CELLABS PTY LTD (ACN 003 032 577)

of Unit 5, 14 Kurraba Road, Neutral Bay, NSW 2089

(the Lender)

AND

SPECIAL PHAGE HOLDINGS PTY LTD (ACN 102 575 511)

of Unit 5, 14 Kurraba Road, Neutral Bay, NSW 2089

(the Borrower)

AND

AMPLIPHI BIOSCIENCES CORPORATION

of 800 E. Leigh St, 54 Richmond, VA 23219, United States of America

(the Payer)

Background

A.	The Lender is associated with shareholders of the Borrower.

B.	The Borrower has received the Loan from the Lender.

C.	The Payer’s wholly owned Australian subsidiary, Ampliphi Australia Pty Ltd (Aus Bidco), has entered into arrangements to purchase 100% of the shares in the Borrower.

D.	The Borrower and the Payer have agreed to repay the Loan in accordance with the terms of this deed under the conditions set forth herein.

E.	The parties have entered into this deed to reflect and formalise the terms of the repayment of the Loan and to supersede and replace, in its entirety, any original terms of the Loan.

Terms and Conditions

1	Definitions and Interpretation

1.1	Definitions

The following definitions apply in this deed unless the context otherwise requires:

Business Day means a day (not being a Saturday, Sunday or public holiday) on which Australian banks (as defined in Section 9 of the Corporations Act) are open for general banking business in Sydney, New South Wales.

Completion means the completion of the acquisition of Borrower by Aus Bidco as defined in the Share Sale Agreement.

Corporations Act means the Corporations Act 2001 (Cth), as amended from time to time.

Encumbrance means any third party interest or encumbrance of any nature whatsoever including (without limitation):

(a)	a mortgage, charge, pledge, lien, hypothecation or title retention arrangement;

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(b)	a right of setoff or right to withhold payment of a deposit or other money;

(c)	a right of any person to purchase, occupy or use an asset (including under an option, agreement to purchase, licence, lease, or hire purchase);

(d)	an easement, restrictive covenant, caveat or similar restriction over property (except an easement or covenant whose burden is noted on the certificate of title to the land concerned);

(e)	a trust or other third party interest; and

(f)	an agreement to create any of the above or to allow any of them to exist;

Loan means all obligations under a loan between the Lender and the Borrower including the principal amount of $770,000 which was loaned by the Lender to the Borrower and which is subject to the terms of this deed and all accrued interests and other amounts due thereunder.

Proceeds means the cash proceeds to the Borrower or Payer or Aus Bidco from a license or collaboration transaction. Notwithstanding the foregoing, “Proceeds” shall not include proceeds attributable to (i) the purchase of debt or equity securities, (ii) reimbursements of patent prosecution and maintenance expenses; (iii) reimbursement or advances for the cost and expenses of research, development and/or clinical services and reimbursement or advances for actual out of pocket costs and expenses actually incurred in connection therewith (including fully-burdened labor and materials costs), (iv) development milestone payments, and (v) any price paid for supply of products. Proceeds will only accrue to the Borrower or Payer or Aus Bidco for the purposes of this definition from the date of this Deed.

Share Sale Agreement means the agreement between Aus Bidco, the Payer, the Borrower, and the shareholders of the Borrower.

1.2	Interpretation

In this Deed, unless the context requires otherwise:

(a)	a reference to a document includes the document as modified from time to time and any document replacing it;

(b)	if something is to be or may be done on a day that is not a Business Day then it must be done on the next Business Day;

(c)	the words “in writing” include any communication sent by letter, facsimile transmission or email or any other form of communication capable of being read by the recipient;

(d)	a reference to all or any part of a statute, rule, regulation or ordinance (statute) includes that statute as amended, consolidated, re-enacted or replaced from time to time;

(e)	money amounts are stated in Australian currency unless otherwise specified;

(f)	Any reference in this deed to the singular includes the plural, to any gender includes all genders, to persons includes all bodies and associations both incorporated and unincorporated, to any legislation or regulations includes all amending and succeeding legislation and regulations, to clauses and schedules means to clauses and schedules of this deed and paragraph headings are for reference purposes only; and

(g)	a reference to any agency or body, if that agency or body ceases to exist or is reconstituted, renamed or replaced or has its powers or functions removed

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(defunct body), means the agency or body that performs most closely the functions of the defunct body.

2	Loan

2.1	Acknowledgment of Loan

The parties acknowledge and agree that:

(a)	the Borrower is indebted to the Lender for the Loan;

(b)	the Loan constitutes the entire debt and is the full extent of the obligations owed by the Borrower to the Lender; and

(c)	the Loan is to be repaid on and subject to the terms of this deed which replaces and supercedes any earlier arrangements in respect of the Loan.

2.2	No Interest

Neither the full amount of the Loan, or any part of the Loan as is outstanding at any particular time, bears or shall bear any interest.

3	Repayment

3.1	Share issuance

Upon Completion, the Lender shall be issued 2,000,000 fully paid shares of Payer’s Common Stock (the “Payer Shares”) free and clear of all Encumbrances, subject to the share issue conditions set forth in Section 3.5 below.

3.2	Payment after Completion

The Payer will pay the Lender $150,000 within 30 days after Completion, in part repayment of the Loan, procured on the Borrower’s behalf.

3.3	Repayment of balance of Loan

Subject to clause 3.4, the Payer will repay the balance of the Loan to the Lender, procured on the Borrower’s behalf, as follows:

(a)	$200,000 will be repaid to the Lender as follows: Payer or Borrower shall pay to Lender 10% of any Proceeds received by the Payer, Borrower or Aus Bidco until the Lender has received $200,000 pursuant to this paragraph. Such amounts shall be paid within 30 days after receipt by the Payer or Borrower or Aus Bidco of such Proceeds.

(b)	In the event that the Lender has not received $200,000 in total pursuant to clause 3.3(a) above by the end of 18 months following the date of Completion (the “18 Month Date”), then in lieu of any further payments to the Lender under sub-clause 3.3(a) above, the Payer shall repay the “Remainder Amount” (as defined below) in monthly instalments equal to the lesser of (i) $10,000, or (ii) the amount of Remainder Amount remaining unpaid at the time of such payment. For purposes of this clause 3.3(b), the term “Remainder Amount” means the amount by which $200,000 exceeds the total amounts paid to the Lender under clause 3.3(a) as of the 18 Month Date.

(c)	Payments under clause 3.3(b) shall be made within 30 days of the end of each month-end following the 18 Month Date.

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3.4	R&D Tax Rebate

(a)	The Borrower is entitled to apply for and receive a research and development tax rebate in Australia relating to the 2011/2012 financial year (“R&D Tax Rebate”).

(b)	As soon as practicable, the Borrower must complete and lodge any documentation required to obtain the maximum R&D Tax Rebate available to the Borrower.

(c)	If the total R&D Tax Rebate received by the Borrower is less than $100,000, then the amount payable to the Lender under clause 3.3 will be reduced by an amount equal to the difference between $100,000 and the R&D Tax Rebate received by the Borrower.

3.5	Share issue conditions

The Payer’s obligation to issue the shares referred to in clause 3.1 is conditional on the Payer receiving:

(a)	an application to subscribe for the shares from the Lender in the form set out as Annexure C duly completed and executed by the Lender;

(b)	a certificate in the form set out at Annexure A duly completed and executed by the Lender; and

(c)	a certificate in the form set out at Annexure B duly completed and executed by the Lender.

3.6	Loan extinguishment

The parties agree that the Loan shall be deemed to be fully satisfied and extinguished once the shares in clause 3.1 have been issued by the Payer to the Lender and all payments have been made by the Payer to the Lender in accordance with clauses 3.2 and 3.3 and in such event the Lender agrees that it releases, in full and final settlement, the Borrower and the Payer from any further liability or obligations in respect of the Loan.

3.7	Payer board meeting

The Payer warrants and represents to the Lender that the issue of the Payer Shares to the Lender in accordance with clause 3.1 has been approved by the board of the Payer.

3.8	Reporting on Proceeds and R&D Tax Rebate

(a)	The Payer will keep the Lender fully informed of the amount of the R&D Tax Rebate and the date it is received by the Borrower and the amount of Proceeds received by the Payer, the Borrower and Aus Bidco from the date of Completion up until the Loan is extinguished in accordance with clause 3.6.

(b)	If requested, the Lender (or its nominee) will be given full access to the accounts and records of the Payer, the Borrower and Aus BidCo for the purposes only of the Lender determining whether one or more payments are due to the Lender under clause 3.3 and the amount due. The Payer must procure the Borrower and Aus Bidco to provide access to those accounts and records to the Lender (or its nominee).

(c)	The Lender must hold any information obtained under clause 3.8(b) strictly confidential and must only use the information for the purposes of the Lender determining whether one or more payments are due to the Lender under clause 3.3 and the amount due. If the Lender wishes to use a nominee for the purposes of clause 3.8(b), it must first ensure that the nominee is bound by equivalent legally enforceable obligations of confidentiality. Each of the Payer, the Borrower and Aus Bidco may require the nominee to enter into a deed of confidentiality in a form they prescribe prior to being required to give the nominee access to their accounts and records.

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3.9	Dispute

(a)	If the Lender believes that one or more payments are due to the Lender under this deed and have not been paid, then the Lender may issue a dispute notice to the Payer.

(b)	The Lender and the Payer must enter into good faith negotiations and use all reasonable endeavours to resolve the dispute.

(c)	If the Lender and the Payer do not resolve the dispute within 20 Business Days after written notice of the dispute is given (or such longer period as the Lender and the Payer agree) then the dispute must be referred for resolution to an independent expert agreed by the Lender and the Payer within a further 5 Business Days. If they cannot agree on who the independent person will be within that time period, either of the Lender or Payer may request the president, at that time, of the Institute of Arbitrators and Mediators Australia (or the president’s nominee) to appoint an independent expert to resolve the dispute. The person agreed or nominated under this paragraph (c) will be the ‘Expert’ for the purposes of this clause 3.9.

(d)	The Lender and the Payer must instruct the Expert to decide within the shortest practicable time whether payment is due to the Lender under this deed and the amount due, and to deliver to the Lender and the Payer a report (Expert’s Report) which states, on the basis of the Expert’s decision, its opinion as to whether payment is due to the Lender under this deed and the amount due.

(e)	The Expert will act as an expert, not as an arbitrator, in determining the dispute.

(f)	The Expert’s determination must be made as soon as possible.

(g)	The Expert’s decision is final, conclusive and binding on the parties (except in the case of manifest error).

(h)	The parties hereto will endeavour to procure that the engagement documents for the Expert will provide for such Expert to endeavour to provide a decision within 10 Business Days of appointment, subject to delays resulting from the action or inaction of the Lender or the Payer.

(i)	Each party must bear its own costs in complying with this clause 3.9.

(j)	The cost of the Expert (if appointed) must be shared equally and paid by the Lender and the Payer.

4	Interdependence

This deed is conditional on Completion occurring under the Share Sale Agreement and none of the parties to this deed shall be bound by the obligations under this deed unless and until Completion occurs under the Share Sale Agreement.

5	Notices, demands and communications

5.1	Service

A notice, demand, consent, approval or communication (Notice) given by a party in connection with this deed must be:

(a)	in writing, in English and signed by an authorised representative of the party; and

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(b)	hand delivered or sent by prepaid post (or airmail if applicable) or facsimile to the recipient’s address for notices specified in the ‘Parties’ section of this deed, as varied by any Notice given by the recipient to the party.

5.2	Effective on receipt

A notice takes effect when received (or at a later time specified in it), and is taken to be received:

(a)	if hand delivered, on delivery;

(b)	if sent by prepaid post, on the second Business Day after the date of posting (or on the seventh Business Day after the date of posting if posted to or from a place outside Australia); or

(c)	if sent by facsimile, when the sender’s facsimile system generates a message confirming successful transmission of the entire Notice unless, within eight hours after the transmission (being counted as hours from 9.00am to 5.00pm on a Business Day), the recipient informs the sender that it has not received the entire Notice, but if the delivery, receipt or transmission is not on a Business Day or is after 5.00pm (addressee’s time) on a Business Day, the Notice is taken to be received at 9.00am (addressee’s time) on the next Business Day.

6	General

6.1	Waiver

A waiver by either party of any breach or a failure to enforce or to insist upon the observance of a condition of this deed will not be a waiver of any other or of any subsequent breach.

6.2	Severance

If any part of this deed is invalid, unenforceable, illegal, void or voidable for any reason, this deed will be construed and be binding on the parties as if the invalid, unenforceable, illegal, void or voidable part had been deleted from this deed or read down to the extent necessary to overcome the difficulty.

6.3	Entire Agreement

This deed contains the entire agreement between the parties about its subject matter. Any previous understanding, agreement, representation or warranty relating to that subject matter (including the original agreement establishing the Loan) is replaced by this document and has no further effect.

6.4	Costs and Expenses

Each party must bear its own costs, charges, expenses (including any stamp duty and other taxes) of or incidental to the preparation, execution and registration of this deed or any extension or variation or discharge of this deed.

6.5	Successors and assigns

This deed will be binding on and continue for the benefit of each party, its successors and assigns.

6.6	Further assurances

The parties will do everything reasonably necessary to give effect to this deed and to the transactions contemplated by it and will use all reasonable endeavours to cause relevant third parties to do likewise.

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6.7	Continuing obligations

The expiration or termination of this deed does not operate to terminate any of the continuing obligations under this deed and they will remain in full force and effect and be binding on the party concerned.

6.8	Applicable law

This deed is governed by and construed in accordance with the laws of the State of New South Wales and the parties irrevocably submit to the jurisdiction of the courts of that State.

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Execution Page

EXECUTED as an deed on		28th September 2012

The Lender

EXECUTED as a deed by CELLABS PTY LTD	)
in accordance with section 127(1) of the	)
Corporations Act 2001)

/s/ Margaret Gibson Smithyman		/s/ DR. Anthony M. Smithyman
Signature of Director		Signature of Director / Company Secretary
(delete as applicable)

Margaret Gibson Smithyman		DR. Anthony M. Smithyman
Name of Director		Name of Director / Company Secretary
(Please print)		(Please print)

The Borrower

EXECUTED as a deed by SPECIAL PHAGE	)
HOLDINGS PTY LTD by its duly authorised	)
representative, for and on behalf of in the
presence of:

/s/ B. G. Halli Rajasekariah		/s/ DR. Anthony M. Smithyman
Signature of Witness		Signature of Authorised Representative

Name of Witness
(Please print)
B. G. Halli Rajasekariah

The Payer

EXECUTED as a deed by AMPLIPHI	)
BIOSCIENCES CORPORATION in accordance	)
with section 127(1) of the Corporations Act	)
2001

/s/ Philip Young
Signature of Director		Signature of Director / Company Secretary
(delete as applicable)

Philip Young
Name of Director		Name of Director / Company Secretary
(Please print)		(Please print)

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Annexure A             Sophisticated Investor Certificate

SOPHISTICATED INVESTOR CERTIFICATE

I certify to Ampliphi Biosciences Corporation, that:

1.	I am one of the following [please tick the appropriate box]:

☐	A member of the Australian Society of the Certified Practising Accountants (ASPCA) entitled to use the post-nominals ‘CPA’ or ‘FCPA’ and subject to and complying with the ASCPA’s continuing professional requirements;

☑	A member of the Institute of the Chartered Accountants in New Zealand (CANZ) entitled to use the post-nominals ‘CA’ or ‘ACA’ and subject to complying with the CANZ’s continuing professional requirements; or

☐	A member of the National Institute of Accountants (NIA) entitled to use the post-nominals ‘MNIA’ or ‘FNIA’ and subject to and complying with the NIA’s continuing professional requirements; and

2.	The investor named below has, for the purpose of the requirements of section 708(B)(c) and section 761G(7)(c) of the Corporations Act, either:

•	Net assets of at least $2.5 million; and / or

•	A gross income for each of the last two financial years of at least $250,000.

Name of investor:	Cellabs Pty Ltd.

Dated:

/s/ DH. Crease	28/9/2012
Signature of accountant

/s/ DH. Crease
Name of accountant (please print)
DH. Crease
Crease Partners Pty Ltd.

Address of accountant

5/14 Kurraba Road,

Neutral Bay,

Neutral Bay

NSW 2089

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Annexure B U.S. Securities Laws Representations

I certify to Ampliphi Biosciences Corporation, that:

(a)	Purchase Entirely for Own Account. The Payer Shares to be received by Lender are being acquired for Lender’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. The acquisition by Lender of the Payer Shares shall constitute confirmation of the representation by such Lender that such Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Payer Shares.

(b)	Disclosure of Information. Lender believes it has received the information it considers necessary or appropriate for deciding whether to acquire the Payer Shares. Lender further represents that it has had an opportunity to ask questions and receive answers from the Borrower and Payer regarding the business, properties, prospects and financial condition of the Borrower and Payer.

(c)	Investment Experience. Lender acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of acquiring the Payer Shares. Lender acknowledges that any acquisition of Payer Shares involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Payer Shares for an indefinite period of time and to suffer a complete loss of its investment.

(d)	Accredited Investor; Non-U.S. Persons. Lender either (A) is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect, or (B) (i) certifies that such Lender is not a “U.S. person” within the meaning of SEC Rule 902 of Regulation S, as presently in effect, and that Lender is not acquiring the Payer Shares for the account or benefit of any such U.S. person, (ii) agrees to resell the Payer Shares only in accordance with the provisions of Regulation S, pursuant to registration under the United States Securities Act of 1933, as amended (the “US Securities Act”), or pursuant to an available exemption from registration and agrees not to engage in hedging transactions with regard to such Payer Shares unless in compliance with the US Securities Act, (iii) agrees that any certificates for any Payer Shares issued to Lender shall contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the US Securities Act or pursuant to an available exemption from registration and that hedging transactions involving such Payer Shares may not be conducted unless in compliance with the US Securities Act, and (iv) agrees that the Payer is hereby required to refuse to register any transfer of any Payer Shares issued to such Lender not made in accordance with the provisions of Regulation S, pursuant to registration under the US Securities Act, or pursuant to an available exemption from registration.

(e)	Restricted Securities. Lender understands that the Payer Shares it is acquiring are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from Payer in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the US Securities Act only in certain limited circumstances. In this connection, Lender represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the US Securities Act. Lender understands that the Payer Shares have not been and will not be registered under the US Securities Act and have not been and will not be registered or qualified in any state in which they are offered, and thus Lender will not be able to resell or otherwise transfer his, her or its Payer Shares unless they are registered under the US Securities Act and registered or qualified under applicable state securities laws, or an exemption from such registration or qualification is available.

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(f)	Further Limitations on Disposition. Without in any way limiting the representations set forth above, Lender further agrees not to make any disposition of all or any portion of the Payer Shares unless:

(i)	There is then in effect a registration statement under the US Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)	(A) Lender shall have notified Payer of the proposed disposition and shall have furnished Payer with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Payer (or its agents), Lender shall have furnished Payer (or its agents) with an opinion of counsel reasonably satisfactory to Payer (or such agents) that such disposition will not require registration of such shares under the US Securities Act.

(g)	Legends. It is understood that the certificates evidencing the Payer Shares will bear the following legends:

(i)	If the Lender is an ‘‘accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

(ii)	If the Lender is not an “accredited investor” and is otherwise not a “U.S. person” within the meaning of SEC Rule 902 of Regulation S, as presently in effect:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATIONS UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).”

“THE TRANSFER OF THESE SECURITIES IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS AS PROMULGATED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE ACT, PURSUANT TO REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION, AND HEDGING TRANSACTIONS INVOLVING THESE SECURITIES (INCLUDING ANY SWAP OR ANY OTHER AGREEMENT OR ANY TRANSACTION THAT TRANSFERS, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, THE ECONOMIC CONSEQUENCE OF OWNERSHIP OF THESE SECURITIES, WHETHER ANY SUCH SWAP, AGREEMENT OR TRANSACTION IS TO BE SETTLED BY DELIVERY OF ALL OR ANY PORTION OF THESE SECURITIES OR ANY OTHER SECURITIES, IN CASH OR OTHERWISE), MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATIONS UNDER THE ACT.”

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(iii)	Any legends otherwise required by applicable securities laws.

DR. Anthony Smithyman	Mrs. Margaret G. Smithyman
Managing Director	Director
CELLABS Pty Ltd	CELLABS Pty Ltd

/s/ Anthony Smithyman	/s/ Margaret G. Smithyman
28/9/12	28/9/12

Philip J. Young
CEO
Ampliphi Biosciences
/s/ Philip J. Young

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Application to Subscribe

To:	Ampliphi Biosciences Corporation (“Company”) 800 E. Leigh St 54 Richmond, VA 23219, United States of America

Attention:	Phil Young

Dear Sir

Application for shares pursuant to Loan Repayment Deed

[CELLABS PTY LTD]

1.	hereby applies for the issue of 2,000,000 fully paid ordinary shares in the capital of the Company (“Consideration Shares”) on the terms and conditions of the Loan Repayment Deed;

3.	agrees to be bound by the constitution of the Company; and

4.	confirms that it is a sophisticated or professional investor in terms of sections 708(8) and 708(11) of the Corporations Act 2001.

Capitalised terms which are used but not defined in this application have the meaning given to them (if any) in the Loan Repayment Deed.

Signed by and on behalf of

DR. Anthony Smithyman	Mrs. Margaret G Smithyman
Managing Director	Director
CELLABS Pty Ltd	CELLABS Pty Ltd

/s/ Anthony Smithyman	/s/ Margaret G Smithyman
28/9/12	28/9/12

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